                                                                 Exhibit 10.12

                    SUBORDINATED WORKING CAPITAL FACILITY AND
                            REVOLVING PROMISSORY NOTE

$120,000,000.00                   Houston, Texas                 August 24, 2000

                  FOR VALUE RECEIVED, RELIANT ENERGY MID-ATLANTIC POWER HOLDINGS, LLC, a Delaware limited liability company ("Facility Lessee"), whose address is 1111 Louisiana, Houston, Texas 77002, hereby promises to pay to RELIANT ENERGY NORTHEAST HOLDINGS, INC., a Delaware corporation ("Lender"), whose address is 1111 Louisiana, Houston, Texas 77002, One Hundred Twenty Million and No/100 Dollars ($120,000,000.00), or, if less, the aggregate principal amount of Loans (as defined below) outstanding hereunder on January 2, 2011 (the "Maturity Date"), together with accrued and unpaid interest thereon from the date hereof until such maturity, at the rates per annum and on the dates and in the manner specified in this Subordinated Working Capital Facility and Revolving Promissory Note (the "Note").

         1. Definitions.

                  (a) All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the various Participation Agreements, each dated as of August 24, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Participation Agreements"), among Facility Lessee, the various Owner Lessors, Wilmington Trust Company, in the capacities referred to therein, the Owner Participant, and Bankers Trust Company, in the capacities referred to therein.

                  (b) The following terms have the following meanings:

                  "Commitment" means, for any period the amount set forth opposite such period below:

Period                                                                 Amount
------                                                              ------------

Closing Date to January 1, 2007                                     $120,000,000

January 2, 2007 to January 1, 2008                                  $ 96,000,000

January 2, 2008 to January 1, 2009                                  $ 72,000,000

January 2, 2009 to January 1, 2010                                  $ 48,000,000

January 2, 2010 to January 2, 2011                                  $ 24,000,000

                  The Commitment will expire at the earliest of (i) January 2, 2011, (ii) such time as Moody's and S&P reaffirms the original ratings on the Certificates after giving effect to termination of this Note, (iii) such time as any entity having a rating of at least Baa2 by Moody's and BBB by S&P guarantees the Facility Lessee's obligations under the Facility Leases pursuant to a guarantee having terms substantially similar to those contained in the Parent Guarantee, or (iv) the occurrence of the event described in Section 2(m)(i). The Commitment shall also reduce in an amount equal to an amount that, after giving effect to such reduction, Moody's and S&P reaffirm the original ratings on the Certificates.

                  "LIBOR Rate" means, for any month for each Loan outstanding during such month, a rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), equal to the arithmetic mean of the "LIBOR" rates of interest per annum appearing on Telerate Page 3750 (or any successor publication) for Dollars two (2) Business Days before the first of such month, at or about 11:00 a.m. (London, England time) for a one month period and in an amount equal or comparable to the aggregate principal amount of the Loans outstanding at such time. If the foregoing Telerate rate is unavailable for any reason, then such rate shall be determined by the Lender from the Reuters Screen LIBOR page, or if such rate is also unavailable on such service, on any other interest rate reporting service of recognized standing selected by the Lender after consultation with Facility Lessee.

                  "Rent Obligations" means all obligations of Facility Lessee now or hereafter existing (i) to pay Periodic Lease Rent or Renewal Lease Rent owing under any of the Facility Leases or Supplemental Lease Rent owing under any of the Facility Leases or the other Operative Documents and (ii) as a result of any amendments, modifications, deferrals, renewals or extensions of any such obligation, or of any instruments or evidences issued in evidence of or in exchange for such obligation whether for Rent or interest owed thereon (including interest payable subsequent to the commencement of any proceeding against or with respect to Facility Lessee under the Bankruptcy Code, or any provision of a state bankruptcy law, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), fees, expenses or otherwise.

                  "Senior Obligations" means collectively, (i) all Rent Obligations, (ii) all obligations of Facility Lessee now or hereafter existing under any application, reimbursement agreement, indemnity or other agreement or undertaking with respect to any letter of credit, surety bond or guarantee constituting Qualifying Credit Support including, without limitation, reimbursement and indemnity obligations thereunder, interest owed thereon (including interest payable subsequent to the commencement of any proceeding against or with respect to Facility Lessee under any chapter of the Bankruptcy
Code) or any provision of a state bankruptcy law, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), and fees and expenses related thereto and (iii) all obligations of Facility Lessee then or thereafter existing with respect any unsubordinated indebtedness permitted to be incurred by the terms of the Operative Documents including, without limitation, the principal thereof, interest owed thereon (including interest payable subsequent to the commencement of any proceeding against or with respect to Facility Lessee under any chapter of the Bankruptcy Code) or any provision of a state bankruptcy law, whether or not such interest is an allowed claim enforceable against the debtor, and whether or not the holder of such obligation would be otherwise entitled to receive dividends or payments with respect to any such interest or any such proceeding), and fees and expenses related thereto.

                  "Subordinated Indebtedness" means all obligations of Facility Lessee now or hereafter existing hereunder (whether created directly or acquired by assignment or otherwise), whether for rent, principal, interest (including interest accruing after the filing of a petition initiating any bankruptcy proceeding described in the definition of Rent Obligations, whether or not such interest accrues after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), fees, expenses or otherwise.

                  "Telerate" means, when used in connection with any designated page and the "LIBOR" rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or on any replacement Dow Jones Service for the purpose of displaying rates comparable to the "LIBOR" rate).

         2. Subordination.

                  (a) The indebtedness evidenced by this Note and the other obligations described in the definition of "Subordinated Indebtedness" is subordinated and subject in right of payment to the prior payment in full of all Senior Obligations (as hereinafter defined) of Facility Lessee. Each holder of this Note, by its acceptance hereof, agrees to and shall be bound by all the provisions hereof.

                  (b) No payment on account of rent, principal, premium or interest on the Subordinated Indebtedness shall be made unless (a) full payment of all amounts then due and payable with respect to Senior Obligations has been made, (b) such payment would be permitted under the Senior Obligations and by the Participation Agreements, (c) each of the applicable conditions, if any, set forth in Section 5.4 of the Participation Agreements has been satisfied and (d) immediately after giving effect to such payment, there shall not exist any Significant Lease Default or Lease Event of Default. Any such payment permitted pursuant to this paragraph is hereinafter referred to as a "Permitted Payment". For the purposes of these provisions, no Senior Obligation shall be deemed to have been paid in full until the obligee of such Senior Obligation shall have indefeasibly received payment in full in cash. Any cash payment on the Senior Obligations made by a Person which is solvent at the time of and after giving effect to such payment shall be presumed to have been indefeasibly paid in full in cash absent actual knowledge by the payor to the contrary.

                  (c) Upon any payment or distribution of assets of Facility Lessee of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of Facility Lessee, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then and in any such event all amounts (including interest, indemnities and fees) due or to become due upon all Senior Obligations shall first be paid in full before the holders of the Subordinated Indebtedness shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Indebtedness (for principal, premium, interest or otherwise) and upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of Facility Lessee of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Indebtedness would be entitled, except as otherwise provided herein, shall be paid by Facility Lessee or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Subordinated Indebtedness if received by them, directly to the holders of the Senior Obligations or their representatives for application to such Senior Obligations in accordance with their terms. So long as any Senior Obligation is outstanding, the holder of this Note shall not commence, or join with any creditor other than any Person to whom Senior Obligations are owed, in commencing, or directly or indirectly causing Facility Lessee to commence, or assist Facility Lessee in commencing, any proceeding referred to in the preceding sentence.

                  (d) The holder of this Note hereby irrevocably authorizes and empowers (without imposing any obligation on) each Person to whom any Senior Obligation is owed and such Person's representatives, under the circumstances set forth in the immediately preceding paragraph, to demand, sue for, collect and receive every such payment or distribution described therein and give acquittance therefor, to file claims and proofs of claims in any statutory or nonstatutory proceeding, to vote such Person's ratable share of the full amount of the Subordinated Indebtedness evidenced by this Note in its sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including the right to participate in any composition of creditors and the right to vote such Person's ratable share of the Subordinated Indebtedness, evidenced by this Note, at creditors' meetings for the election of trustees, acceptances of plans and otherwise), in the name of the holder of the Subordinated Indebtedness evidenced by this Note or otherwise, as such Person's representatives may deem necessary or desirable for the enforcement of the subordination provisions of this Note. The holder of this Note shall execute and deliver to each Person to whom any Senior Obligation is owed and such Person's representatives all such further instruments confirming the foregoing authorization, and all such powers of attorney, proofs of claim, assignments of claim and other instruments, and shall take all such other action as may be reasonably requested by such Person or such Person's representatives in order to enable such holder to enforce all claims upon or in respect of such Person's ratable share of the Subordinated Indebtedness evidenced by this Note; provided, however, that nothing herein shall obligate the holder of this Note to pay or incur any cost, expense or liability or to take any action that may result in the imposition of any cost, expense or liability.

                  (e) The holder of this Note shall not, without the prior written consent of the various Owner Lessors and, so long as the Lien of the various Lease Indentures shall not have been discharged or terminated in accordance with the terms thereof, the Lease Indenture Trustee, have any right to accelerate payment of, or institute any proceedings to enforce, the Subordinated Indebtedness (other than a Permitted Payment) so long as any Senior Obligation is outstanding.

                  (f) If any payment (other than a Permitted Payment) or distribution of assets of Facility Lessee of any kind or character, whether in cash, property or securities, shall be received by the holder of the Subordinated Indebtedness before all Senior Obligations are paid in full, such payment or distribution will be held in trust for the benefit of, and shall be immediately paid over to, the holders of the Senior Obligations or their representatives for application to such Senior Obligations in accordance with their terms.

                  (g) Nothing contained in this Note is intended to or shall impair as between Facility Lessee, its creditors (other than the holders of Senior Obligations) and the holders of the Subordinated Indebtedness, the obligations of Facility Lessee, to pay to the holders of the Subordinated Indebtedness, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Subordinated Indebtedness and creditors of Facility Lessee (other than holders of Senior Obligations).

                  (h) The Persons to whom Senior Obligations are due shall not be prejudiced in their rights to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of Facility Lessee.

                  (i) The holder of this Note agrees to execute and deliver such further documents and to do such other acts and things as the Transaction Parties may reasonably request in order fully to effect the purposes of these subordination provisions. Each holder of this Note by its acceptance hereof authorizes and directs the Transaction Parties on its behalf to take such further action as may be necessary to effectuate the subordination as provided herein and appoints the various Lease Indenture Trustees, so long as the Lien of the Lease Indentures shall not have been terminated or discharged in accordance with the terms thereof and thereafter the various Owner Lessors, as its attorney-in-fact for any and all such purposes.

                  (j) The subordination effected by these provisions, and the rights of the Persons to whom Senior Obligations are owed, shall not be affected by (i) any amendment of, or addition or supplement to any Operative Document, or any other document evidencing or securing any Senior Obligation, (ii) any exercise or nonexercise of any right, power or remedy under or in respect of any Operative Document, or any other document evidencing or securing any Senior Obligation or (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay, or other action, inaction or omission, in respect of, any Operative Document, or any other document evidencing or securing any Senior Obligation, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing. No failure on the part of any holder of a Senior Obligation to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  (k) The holder of this Note and Facility Lessee each hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any Senior Obligation and these terms of subordination and any requirement that any Transaction Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right to take any action against Facility Lessee any other Person or any collateral.

                  (l) These terms of subordination shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligation is rescinded or must otherwise be returned by the Person to whom such Senior Obligation is owed upon the insolvency, bankruptcy or reorganization of Facility Lessee or otherwise, all as though such payment had not been made.

                  (m) The provisions of these terms of subordination constitute a continuing agreement and shall (i) remain in full force and effect until each of the Facility Leases has been terminated and all amounts owed thereunder have been paid and the Lien of the Lease Indentures has been terminated or discharged in accordance with their terms, (ii) be binding upon the holder of this Note and Facility Lessee and their respective successors, transferees and assignees and
(iii) inure to the benefit of, and be enforceable by, the Transaction Parties. Without limiting the generality of the foregoing clause (iii), the Transaction Parties may assign or otherwise transfer all or any portion of their rights and obligations under all or any of the Operative Documents to any other Person (to the extent permitted by the Operative Documents), and such other Person shall thereupon become vested with all the rights in respect thereof granted to the Transaction Parties herein or otherwise.

         3. Advances. Lender shall make advances (the "Loans") to the Facility Lessee hereunder in accordance with this Section 3:

                  (a) Between ten and three Business Days before any Rent Payment Date, the Facility Lessee shall deliver to the Lender and Reliant Energy Resources Corp., a Delaware corporation ("RERC"), a certificate (the "Pro Forma Coverage Certificate") setting forth its computation in reasonable detail of the Pro Forma Coverage Ratio for the six-month (or shorter period from the Closing
Date) period ending on such Rent Payment Date. In the event that such Pro Forma Coverage Ratio is less than 1.1 to 1.0, such certificate shall specify the amount (the "Cash Deficiency Amount"), which, if added to the pro forma Cash Flow Available for Fixed Charges included in such computation of Pro Forma Coverage Ratio, would make the Pro Forma Coverage Ratio equal to 1.1 to 1.0. Lender shall irrevocably make Loans to Facility Lessee, and Facility Lessee irrevocably agrees to borrow such Loans from Lender, on such Rent Payment Date in the amount equal to the lesser of (x) the Cash Deficiency Amount, if any, relating to such Rent Payment Date and (y) the undrawn amount of the Commitment.

                  (b) From time to time, the Facility Lessee may deliver to the Lender and RERC a Pro Forma Coverage Certificate setting forth its computation in reasonable detail of the Pro Forma Coverage Ratio for the six-month (or shorter period from the Closing Date) period ending on the last day of the month in which delivery of such certificate occurs demonstrating that such Pro Forma Coverage Ratio is less than 1.1 to 1.0 and specifying the amount (the "Interim Cash Deficiency Amount"), which, if added to the pro forma Cash Flow Available for Fixed Charges included in such computation of Pro Forma Coverage Ratio, would make the Pro Forma Coverage Ratio equal to 1.1 to 1.0. Lender shall make Loans to Facility Lessee, within ten Business Days after delivery of such certificate in an amount equal to the lesser of (x) the Interim Cash Deficiency Amount, on the date such certificate was delivered and (y) the undrawn amount of the Commitment.

                  (c) Repayment of the Loans is subject to Section 2. Facility Lessee may borrow, repay and reborrow amounts available under the Commitment in accordance with Section 3.

                  (d) Lender shall, on the Business Day on which the Loan is to be advanced, credit Facility Lessee's bank account with the amount of the Loan, in immediately available funds. All Loans made by Lender to Facility Lessee and all repayments of the principal thereof and interest thereon shall be recorded by Lender on the schedule attached hereto, or on a continuation of such schedule to be attached to and made a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of such information so recorded; provided, however, that the failure of Lender to record any such Loans and repayments on the schedule attached hereto shall not diminish Facility Lessee's obligation to repay all principal outstanding under any Loan and to pay all interest accrued and unpaid in respect of any Loan under this Note in accordance with its terms.

         4. Interest. Each Loan shall bear interest at a varying rate per annum equal to the lesser of (a) the LIBOR Rate plus 3.50% per annum, such varying rate to change automatically every calendar month, effective as of the first day of each calendar month, to reflect the LIBOR Rate in effect on such day, commencing August 24, 2000 and on the first day of each calendar month thereafter, without notice to Facility Lessee or any other person or (b) the highest rate permitted under applicable law (the "Maximum Lawful Rate"). All calculations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest is payable. Payment of interest on the Loans is subject to Section 2.

         5. Authorized Officers. The President of Facility Lessee or any person from time to time designated to Lender in writing by the President of Facility Lessee, shall have authority, subject to Section 3, to borrow funds from Lender hereunder, subject to Section 2, to make interest payments hereunder, to give notices of and, subject to Section 2, to make repayments of Loans outstanding hereunder.

         6. Notices. All written notices hereunder shall be sent to the respective parties at the addresses set forth above, Attention: President. All telephone borrowing notices to Lender shall be made to James E. Hammelman,
(713)207-3351.

         7. Maturity and Scheduled Payments. Subject to Section 2 and subject to the right of the holder of this Note to accelerate the maturity hereof as hereinafter described (which is subject to Section 2), the principal of this Note shall be due and payable on the Maturity Date and accrued and unpaid interest on the principal amount outstanding on this Note shall be due and payable to Lender at its address set forth above as it accrues quarterly on each January 1, April 1, July 1 and October 1 throughout the term of this Note, beginning on October 1 2000, until all unpaid principal and accrued and unpaid interest on this Note shall be paid in full.

         8. Prepayments. Subject to Section 2, at any time, Facility Lessee may prepay any amounts owing hereunder in whole or in part, without penalty. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. All payments made in accordance with this Note are to be made in lawful money of the United States of America in same day funds at the locations specified herein, or such other place as Lender shall designate in writing to Facility Lessee.

         9. Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing, the obligation of Lender to make any further advance hereunder shall terminate and the outstanding principal balance of this Note, together with accrued and unpaid interest and any other sums that Facility Lessee may owe to Lender under or in connection with this Note or otherwise (collectively, the "Obligations") shall automatically become immediately due and payable, without any further notice of any kind to Facility Lessee, all of which notices are expressly waived below:

                  (a) the Facility Lessee (i) admits in writing its inability to pay its debts generally as they become due; (ii) generally fails to pay its debts as they become due; (iii) files a petition or answer seeking for itself, or consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under, any bankruptcy law or any insolvency law or other law for the relief or aid of debtors (including, without limitation, the Bankruptcy Code or any amendment thereto); or (iv) makes an assignment for the benefit of its creditors; or

                  (b) there is appointed a receiver, custodian, liquidator, fiscal agent or trustee of Facility Lessee or of the whole or any substantial part of its properties or assets, or any court enters an order, judgment or decree approving a petition filed against Facility Lessee seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law referred to in paragraph (b) above and either such order, judgment or decree so filed against it is not dismissed or stayed (unless and until such stay is no longer in effect) within 30 days of entry thereof or an order for relief is entered pursuant to any such law.

         10. Maximum Lawful Rate. Nothing contained in this Note or any other document executed in connection herewith is intended to require Facility Lessee to pay interest (including fees, charges or expenses or any other amounts which, under applicable law, are deemed interest) for the account of Lender at a rate exceeding the Maximum Lawful Rate.

                  All agreements between Facility Lessee and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand being made on this Note, prepayment or otherwise, shall the amount paid, or agreed to be paid, to the Lender for the use, forbearance, or detention of the money to be loaned under this Note or otherwise or for the payment or performance of any covenant or obligation contained herein or in any other document executed in connection herewith exceed the Maximum Lawful Rate. If the amount of any interest (including fees, charges or expenses or any other amounts which, under applicable law, are deemed interest) contracted for, taken, reserved, charged or received by or for the account of Lender, would exceed the Maximum Lawful Rate, then, ipso facto, the amount of such interest payable for the account of Lender shall be automatically reduced to such Maximum

Lawful Rate, and if, from any such circumstance, Lender shall ever receive interest or anything which might be deemed interest under applicable law which would exceed the Maximum Lawful Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note held by Lender and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such Note, such excess shall be refunded to Facility Lessee. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness of Facility Lessee to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of the principal (including the period of any renewal or extension thereof) so that the interest on account of such indebtedness shall not exceed the Maximum Lawful Rate.

         11. Expenses. In addition to all principal and accrued interest on this Note, Facility Lessee agrees, subject to Section 2, to pay (i) all reasonable costs and expenses incurred by all owners and holders of this Note in collecting this Note through any probate, reorganization, bankruptcy or any other proceeding; (ii) reasonable attorneys' fees when and if this Note is placed in the hands of an attorney for collection after default; and (iii) all attorneys' fees related to the preparation and execution of this Note and any document, agreement or instrument executed in connection with or given as security for this Note.

         12. Waivers. Facility Lessee and any and all endorsers, guarantors and sureties severally waive grace, presentment for payment, notice of dishonor, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto. Facility Lessee and any and all endorsers, guarantors and sureties further agree: (i) to all renewals, extensions, amendments and modifications hereof without limit, or partial payments hereon; (ii) to any release or substitution of security herefor, in whole or in part, or any release or discharge of any guarantor, surety, or co-maker, with or without notice, before or after maturity; (iii) that waiver of any default shall not constitute waiver of any prior or subsequent default; and (iv) that no remedy, right or power conferred upon Lender or the holder of this Note is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter available at law, in equity or otherwise. This Note may be transferred by Lender, and the rights and privileges of Lender under this Note shall inure to the benefit of Lender's representatives, successors and assigns.

         13. Proceeds. The proceeds of the Loans shall be used exclusively for the purpose of financing operating expenses, excluding Capital Expenditures, and Senior Obligations and shall not be used directly or indirectly to finance the payment of Indebtedness subordinated to the Senior Obligations or any other Restricted Payments. The Loans are for business, commercial, or investment purposes and none of such proceeds shall be used for personal, consumer, family household or agricultural purposes or for purchasing or carrying margin stock.

         14. Governing Law. This Note shall be governed by and construed in accordance with, the laws of the State of New York but without giving effect to the conflict of laws principles thereof.

         15. Final Agreement. THIS NOTE AND THE OTHER DOCUMENTS, AGREEMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                                    RELIANT ENERGY MID-ATLANTIC POWER
                                    HOLDINGS, LLC.


                                    By:
                                         ----------------------------
                                         James E. Hammelman
                                         Treasurer



                                    RELIANT ENERGY NORTHEAST HOLDINGS, INC.

                                    By:
                                         ----------------------------
                                    Name:
                                          ---------------------------
                                    Title:
                                           ---------------------------

                                  LOAN SCHEDULE


-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------
                         Principal                                                                   Unpaid
                         Amount of      Original Interest   Amount Paid or     Date Paid or         Principal       Notation Made
Date of Loan                Loan               Rate             Prepaid           Prepaid            Amount              By
-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------

-------------------- ------------------ ----------------- ------------------ ----------------- ------------------ -----------------